Exhibit 10.16(b)

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Amendment”) is entered into by and between WellPoint, Inc., an Indiana corporation (“WellPoint”) with its headquarters and principal place of business in Indianapolis, Indiana (WellPoint, together with its subsidiaries and affiliates are collectively referred to herein as the “Company”), and Richard Zoretic (“Executive”) as of April 23, 2013 to be effective immediately upon execution.

W I T N E S S E T H

WHEREAS, WellPoint has entered into an agreement and plan of merger with AMERIGROUP Corporation, a Delaware corporation, pursuant to that certain Agreement and Plan of Merger, dated as of July 9, 2012, by and among AMERIGROUP Corporation, WellPoint and WellPoint Merger Sub, Inc. (the “Merger Agreement”);

WHEREAS, the “Closing Date” shall have the meaning specified in the Merger Agreement;

WHEREAS, WellPoint and Executive are parties to that certain Employment Agreement dated as of July 9, 2012, amended by First Amendment to Employment Agreement dated as of October 26, 2012 (the “Employment Agreement”) and effective upon the Closing Date; and

WHEREAS, WellPoint and Executive desire to further amend the Employment Agreement as provided herein;

NOW THEREFORE, for good and valuable consideration, including, without limitation, continuation of employment, the receipt and sufficiency is hereby acknowledged, the Employment Agreement is hereby amended as follows:

1.	Section 9(b) of the Employment Agreement is hereby deleted entirely, such that the terms and conditions of Section 5(d) (“Section 280G”) of the AMERIGROUP Corporation Amended and Restated Change in Control Benefit Policy no longer applies to any portion of the Severance Pay.

2.	The capitalized terms in this Amendment shall have the same meaning ascribed to them in the Employment Agreement.

3.	No rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Amendment or the Employment Agreement (including all of the exhibits and schedules) or any amendments thereto.

4.	The Employment Agreement, as amended by this Amendment, states the entire agreement between the parties with respect to the subject matter hereof and thereof, including compensation, and supersedes any prior or contemporaneous oral or written proposals, statements, discussions, negotiations, or other agreements. All references in the Employment Agreement (including in any exhibits, schedules and other attachments) to “this Agreement,” “herein,” “hereunder” or any similar reference shall be deemed to mean and refer to the Employment Agreement, as amended by this Amendment.

5.	This Amendment shall be governed by and construed in accordance with the law of the State of Indiana applicable to contracts made and to be performed entirely within that State, without regard to its conflicts of law principles.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Employment Agreement as of the date first written above.

WELLPOINT, INC.

By:	/s/ Randy Brown
Name:	Randy Brown
Its:	EVP & Chief Human Resources Officer
Date:	4/23/13

Richard Zoretic

/s/ Richard Zoretic
Date:	4/22/13

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